UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 24, 2006
Date of Report
(Date of earliest event reported)

SOCKET COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37400 Central Court
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 744-2700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2006, Socket Communications, Inc. (the "Company") and Del Norte Farms, Inc. entered into a commercial building lease. The sixty-four (64) month lease, estimated to begin on or about January 24, 2007, provides for the lease by the Company of approximately 37,131 square feet of space in Newark, California. Base annual rent is initially set at approximately $27,300.00 per month. Total base rent payable over the lease period is $1,755,554. The Company has one option to extend the term of the lease for an additional five year period with respect to the entire premises.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of registrant is incorporated by reference from "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET COMMUNICATIONS, INC.

Date: October 27, 2006	By: /s/	David W. Dunlap

Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer